Exhibit 99.1

                            SUBSCRIPTION INSTRUCTIONS
                                  -------------

                              VILLAGE BANCORP, INC.

                                  COMMON STOCK
                             454,000 SHARES MINIMUM
                             554,000 SHARES MAXIMUM

                     MINIMUM INVESTMENT 800 SHARES ($10,600)
                   MAXIMUM INVESTMENT 65,000 SHARES ($861,250)
                                ----------------

     Village Bancorp, Inc., a Delaware corporation (the "Company"), is offering for sale pursuant to the Prospectus dated ___________, 1999 a minimum of 454,000 shares and a maximum of 554,000 shares of common stock, $0.01 par value per share (the "Common Stock"), at an initial offering price of $13.25 per share. The minimum investment will be 800 shares ($10,600) and the maximum investment will be 65,000 shares ($861,250). These investment limitations may, but need not, be waived by the Company in certain circumstances. Terms not defined herein shall have the same meaning as in the Prospectus.

     In order to subscribe for Common Stock, subscribers must complete and execute the attached Subscription Agreement and deliver the same, in person or by mail, together with payment in full of the aggregate subscription price for all shares for which subscription is made, to:

                              LASALLE NATIONAL BANK
                            135 SOUTH LASALLE STREET
                             CHICAGO, ILLINOIS 60606
                           ATTENTION: PAMELA S. RISTAU
                                TRUST DEPARTMENT

on or before the expiration date. Payment for subscriptions must be by check, money order, or bank draft made payable to "Village Bancorp, Inc. - Escrow Account #628133506." Delivery may be made in person or by mail, provided that if delivery is made by mail, subscriptions and payment amounts must be mailed sufficiently in advance so as to be received on or before the expiration date.

     IF, AFTER YOU HAVE CAREFULLY REVIEWED THE PROSPECTUS, YOU WISH TO SUBSCRIBE, PLEASE FOLLOW CAREFULLY THE INSTRUCTIONS BELOW. SUBSCRIPTION AGREEMENTS MISSING REQUESTED INFORMATION OR SIGNATURES CANNOT AND WILL NOT BE ACCEPTED UNLESS AND UNTIL SUCH INFORMATION AND SIGNATURES ARE PROVIDED. ALL SUCH INFORMATION WILL BE TREATED CONFIDENTIALLY, EXCEPT AS OTHERWISE INDICATED HEREIN. CAPITALIZED TERMS USED IN THE SUBSCRIPTION DOCUMENTS AND NOT OTHERWISE DEFINED HAVE THE MEANINGS ASCRIBED TO THEM IN THE PROSPECTUS.

     NO PERSON IS AUTHORIZED TO RECEIVE THE SUBSCRIPTION DOCUMENTS AND THESE INSTRUCTIONS UNLESS IT IS PRECEDED OR ACCOMPANIED BY A COPY OF THE PROSPECTUS. REPRODUCTION OR CIRCULATION OF THESE MATERIALS, IN WHOLE OR IN PART, IS PROHIBITED EXCEPT AS SPECIFICALLY PROVIDED HEREIN.

     Please note that each co-subscriber must completely execute the Subscription Agreement. Corporations, partnerships, employee benefit plans, trusts and individual retirement accounts must furnish complete and unabridged appropriate authorizing instruments (corporate resolutions, certificate of incorporation and bylaws, employee benefit plan, partnership agreement, trust instrument or other documentation evidencing authorization).


     The Company reserves the right to reject, in its sole discretion, any subscription in its entirety or to allocate to any subscriber a smaller number of shares than the number of shares for which the investor subscribed. In the event of rejection, a subscriber's funds (or the amount thereof), with interest, and related subscription documents will be returned and, in the event of a partial rejection, a pro rata amount of the payment will be returned as soon as practicable.


     If you have any questions concerning the completion of the Subscription Agreement, or if you need additional copies of the Subscription Agreement, please call E.A. Chartier, 1845 East Rand Road, P.O. Box 936, Prospect Heights, Illinois 60070-0936; (847) 870-8300.


IN ORDER TO COMPLETE THE SUBSCRIPTION DOCUMENTS YOU MUST:

     i. Complete the subscription information requested in paragraph 6 on page 6 of the Subscription Agreement;

     ii. If incorrect, strike out certification (ii) in the second full paragraph on page 9 of the Subscription Agreement;

     iii. Sign and date the Subscription Agreement on page 9; and

     iv. Deliver your check, money order, or bank draft (PAYABLE TO VILLAGE BANCORP, INC.- ESCROW ACCOUNT #628133506) to: LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60606, Attention: Pamela S. Ristau, Trust Department, by the expiration date along with your completed subscription documents.

                             SUBSCRIPTION AGREEMENT

                                  -------------

                              VILLAGE BANCORP, INC.

                                  COMMON STOCK
                             454,000 SHARES MINIMUM
                             554,000 SHARES MAXIMUM


                        OFFERING PRICE: $13.25 PER SHARE

                                -----------------


                       Mailing Address for Subscriptions:

                              LaSalle National Bank
                            135 South LaSalle Street
                             Chicago, Illinois 60606
                           Attention: Pamela S. Ristau
                                Trust Department


     1. SUBSCRIPTION FOR COMMON STOCK. The undersigned, intending to be legally bound, hereby irrevocably applies for the number of shares of Common Stock, $0.01 par value of Village Bancorp, Inc., a Delaware corporation (the "Company"), set forth in paragraph 6 hereof and agrees to pay $13.25 per share therefor. Shares are being purchased pursuant to the terms and conditions of the Company's Prospectus dated __________, 1999, receipt of which is hereby acknowledged. Terms not defined herein shall have the same meaning as in the Prospectus.


     2. AMOUNT AND METHOD OF PAYMENT. Payments of the purchase price required to purchase the number of shares for which subscription is made hereunder is being made by delivery, in person or by mail, to LaSalle National Bank, 135 S. LaSalle St., Chicago, Illinois 60606; Attention: Pamela S. Ristau, Trust Department, by check, money order, or bank draft MADE PAYABLE TO "VILLAGE BANCORP, INC. - ESCROW ACCOUNTS #628133506" in the amount of $13.25 times the number of shares for which subscription is made, representing the payment in full for each such sale. The minimum investment is 800 shares or $10,600 and the maximum investment is 65,000 shares or $861,250. Subscriptions and payments must be received on or before the expiration date.

     3. SUBSCRIPTION FUNDS. All payments made as provided in paragraph 2 hereof shall be deposited as soon as practicable and held in a segregated Subscription Account (the "Subscription Account") maintained on behalf of the Company by LaSalle National Bank. Funds for all subscriptions not accepted will be returned to the respective subscribers, with interest.


     4. ACCEPTANCE OF SUBSCRIPTION. (a) The undersigned understands and agrees that the Company in its sole discretion, reserves the right to accept or reject this or any other subscription for shares in whole or in part at any time prior to the completion of the offering, notwithstanding prior receipt by the undersigned of notice of acceptance.


     (b) In the event that this subscription is rejected in whole or in part, or if the Company has terminated the offering for any reason, the Company shall promptly cause the return to the undersigned of the applicable portion of the purchase price paid by the undersigned pursuant to this Subscription Agreement, with interest, and this Subscription Agreement shall thereafter have no force or effect with respect to the rejected portion of the subscription.


     5. REPRESENTATIONS AND WARRANTIES OF THE UNDERSIGNED. The undersigned hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

     (a) The undersigned has received the Prospectus, has carefully reviewed it and understands the information contained therein and information otherwise provided to him or her in writing by the Company relating to this investment;

     (b) No oral or written representations have been made or oral or written information furnished to the undersigned or his or her advisor(s) in connection with the offering which were in any way inconsistent with the information stated in the Prospectus;

     (c) The undersigned recognizes that an investment in shares of Common Stock involves a number of significant risks, including those set forth under the caption "Risk Factors" in the Prospectus, as well as the following additional considerations:

          (i) No federal or state agency has passed upon the adequacy of the information presented to the undersigned or made any finding or determination as to the fairness of this investment;

          (ii) There is not an established market for the Common Stock offered pursuant to the Prospectus, and it is possible that a public market for such shares of Common Stock will never develop. The Common Stock will not be listed on the Nasdaq Stock Market or any stock exchange; and

          (iii) The shares of Common Stock are not savings accounts or savings deposits and are not to be insured by the Federal Deposit Insurance Corporation or any other government agency.

     (d) The foregoing representations, warranties and agreements shall be true and correct in all respects on and as of the date of the consummation of the offering as if made on and as of such date and shall survive such date. If more than one person is signing this Subscription Agreement, each representation, warranty and undertaking herein shall be the joint and several representation, warranty and undertaking of each such person.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     6. SUBSCRIPTION INFORMATION

          A. Name(s)___________________________________
                    ___________________________________
                    ___________________________________

          B. Social Security Number
             or Taxpayer Identification Number

             Subscriber #          _________________________

             Co-Subscriber #       _________________________

          C. Home Address          _________________________

                                   _________________________

                                   _________________________

             Home Telephone #      (_____)__________________

          D. Business Address      _________________________

                                   _________________________

                                   _________________________

             Business Telephone #  (_____)__________________

          E. NUMBER OF SHARES OF
             COMMON STOCK          _________________________

          F. Aggregate Purchase Price
             (number of shares of Common
             Stock x $13.25)                 $______________

          G. Amount of check
             enclosed herewith               $______________

          H. Name(s) in which Common Stock
             are to be recorded on the books of
             the Company           _________________________

                                   _________________________

                                   _________________________

          I. Form of joint ownership (if applicable). (If one of these boxes is checked, subscriber and co-subscriber must both sign all documents):

             Community Property    _________________________

             Joint Tenants         _________________________

             Tenants-in-Common     _________________________

     If the shares of Common Stock hereby subscribed for are to be owned by more than one person in any manner, the undersigned understands and agrees that all of the co-subscribers of such shares of Common Stock must sign this Subscription Agreement.

     7. REPRESENTATION AND WARRANTY OF THE COMPANY. The Company represents and warrants to this undersigned that all of the shares of Common Stock upon issuance thereof in accordance with the terms of this Subscription Agreement, will be duly and validly issued and will be fully paid and nonassessable.

     8. INDEMNIFICATION. The undersigned agrees to indemnify and hold harmless the Company, the officers and directors thereof and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation or regulatory action commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction.

     9. IRREVOCABILITY: BINDING EFFECT. The undersigned hereby acknowledges and agrees that, once accepted by the Company, the subscription hereunder is irrevocable, that the undersigned is not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements of the undersigned hereunder and that this Subscription Agreement and such other agreements shall survive the death or disability of the undersigned and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligations of the undersigned hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors, legal representatives, and assigns.

     10. MODIFICATIONS. Neither this Subscription Agreement nor any provision hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

     11. NOTICES. Any notice, demand or other communication which any party hereto may be required, or may elect, or give to any other party hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail box, stamped registered or certified mail, return receipt requested, addressed (i) if to the Company, to such address as may be listed on the books of the Company, or (ii) if to the undersigned, to the address provided in this Subscription Agreement unless notification of a change of address has been provided in accordance herewith or (b) delivered personally at such address.

     12. COUNTERPARTS. This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

     13. ENTIRE AGREEMENT. This Subscription Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein.

     14. SEVERABILITY. Each provision of this Subscription Agreement is intended to be severable from every other provision, and invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

     15. ASSIGNABILITY. This Subscription Agreement is not transferable or assignable by the undersigned.

     16. APPLICABLE LAW. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                      -----------------------------------

     If the purchaser is a corporation, partnership, trust or other entity, an authorized officer, partner or trustee must execute this document and by so doing certifies that such entity is validly existing, with full power and authority to purchase the shares of Common Stock and that the execution and delivery hereby of this Subscription Agreement has been duly and validly authorized and that upon execution hereof this Subscription Agreement will become a binding obligation of the subscriber hereto.

     Under penalties of perjury, the undersigned certifies (i) that the number shown in paragraph 6 is the correct social security or taxpayer identification number of the undersigned and (ii) that the undersigned is not subject to backup withholding either because of having not been notified that the undersigned is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has given notice that the undersigned is no longer subject to backup withholding. (STRIKE OUT SECOND CERTIFICATION IF IT IS INCORRECT).


     IN WITNESS WHEREOF, the undersigned has duly executed this Subscription Agreement this ________ day of ____________, 1999.



                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Signature (Co-Subscriber)



     ACCEPTED this _________ day of _______________, 1999, by Village Bancorp, Inc.


By:________________________________

Title:_____________________________

                         ACKNOWLEDGMENT OF CUSTODIAN OF
                          INDIVIDUAL RETIREMENT ACCOUNT


     As custodian of the Individual Retirement Account of the above-signed subscriber, the undersigned hereby certifies that it has received the due authorization from such subscriber to withdraw sufficient funds from such subscriber's Individual Retirement Account to purchase the shares of Common Stock for which subscription is made by such subscriber.




----------------------------------------
Signature